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                                                                   EXHIBIT 10.11

                                                                         4/30/80

                       AMENDMENT AND RESTATEMENT OF LEASE

                                       By

                                  CROW PARKADE,

                           a Texas limited partnership

                                       And

                           METROPOLITAN GARAGES, INC.,

                            a California corporation


                           Dated as of January 1, 1980
                                      ----------


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                   AMENDMENT AND RESTATEMENT OF LEASE BETWEEN

                           METROPOLITAN GARAGES, INC.

                                AND CROW PARKADE

                                TABLE OF CONTENTS


 Article                                                                   Page

   I      Leased Premises                                                    2
   II     Term                                                               3
   III    Rent                                                               3
   IV     Utilities and Taxes                                                7
   V      Use                                                               10
   VI     Maintenance of Premises                                           12
   VII    Improvements and Alterations                                      13
   VIII   Encumbrance or Conveyance by Landlord                             17
   IX     Indemnification and Insurance                                     18
   X      Fire Insurance and Destruction of Premises                        19
   XI     Default by Tenant                                                 22
   XII    No Merger                                                         25
   XIII   Certificate                                                       26
   XIV    Eminent Domain                                                    26
   XV     Litigation                                                        31
   XVI    Subletting and Assignment                                         31
   XVII   Landlord's Right of Entry                                         32
   XVIII  Waiver by Landlord                                                33
   XIX    Notice                                                            33
   XX     Surrender of Possession by Tenant                                 34


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 Article                                                                   Page

   XXI    Memorandum of Lease                                               34
   XXII   Existing Tenancies                                                35
   XXIII  Parking Operations                                                35
   XXIV   Leasehold Mortgage                                                38
   XXV    Liability of Partners                                             45
   XXVI   Option to Purchase                                                46
   XXVII  Time of the Essence                                               48





                                      -ii-

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                      AMENDMENT AND RESTATEMENT OF LEASE

          This Amendment and Restatement of Lease is executed June 2, 1980, by CROW PARKADE, a Texas limited partnership ("Tenant") and METROPOLITAN GARAGES, INC., a California corporation ("Landlord"), in light of the following facts:

          A. On July 1, 1979, Landlord entered into a lease with M. H. Golden Construction Company, a California corporation ("Golden"), as tenant, with respect to the real property hereinbelow described. Such lease was recorded in the Office of the Recorder of San Diego County, California, on January 3, 1980, under Recorder's File No. 80-001308.

          B. By instrument entitled "Assignment and First Amendment to Lease", executed on December 31, 1979, Golden assigned its rights and obligations under such lease to Tenant, Tenant accepted such assignment, and Landlord consented thereto and released Golden from liability, and such lease was amended in various particulars. Such Assignment and First Amendment to Lease was recorded January 3, 1980, in the Office of the Recorder of San Diego County, California, as Document/File No. 80-001309.

          C. The term of such lease, as so amended and assigned, commenced January 1, 1980.


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           D.  The parties now desire to further amend and completely restate such lease, effective as of January 1, 1980.

          NOW, THEREFORE, such lease, as heretofore assigned and amended, is hereby further amended and restated in its entirety, effective as of January 1, 1980, by this instrument which, as of January 1, 1980, supersedes entirely such original lease and such Assignment and First Amendment to Lease:


                                  ARTICLE I

                               LEASED PREMISES

          Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the land located in the City of San Diego, County of San Diego, State of California, described as follows:

          "Lots E, F, G, H, and I in Block 20 of Horton's Addition in the City of San Diego, County of San Diego, State of California, according to map thereof made by L. L. Lockling on file in the Office of the County Recorder of San Diego County,"

(the "Land"), and the parking garage now located thereon and all other buildings, structures and improvements now existing or hereafter constructed on the Land during the term of this Lease and any addition, restoration or replacement of such

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parking garage and of any such buildings, structures and improvements (the
"Improvements"), together with all easements, rights and appurtenances in connection therewith or thereunto belonging. The Land and the Improvements together with all such easements, rights and appurtenances are referred to herein collectively as the "Premises." Such parking garage now located on the Land is sometimes referred to herein individually as the "Garage."


                                  ARTICLE II

                                     TERM

          The term of this Lease shall commence January 1, 1980, and shall expire December 31, 2076 A.D. at midnight unless earlier terminated as hereinafter set forth.


                                 ARTICLE III

                                     RENT

          (a) Tenant agrees to pay a basic rental for the Premises of $30,000 per month in lawful money of the United States of America (the "Basic Rental"), which Basic Rental shall be payable in advance on the first day of each month for the term of this Lease, at such address as Landlord may designate. Tenant's Basic Rental obligation for any fractional portion of a month at the beginning or end of the term of this Lease shall be a similar fraction of the rental due for an entire month. Such rent shall be paid to

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Landlord without notice or demand and without abatement, deduction or set-off, except as otherwise expressly provided in this Lease.

          (b) On January 1, 1987, and upon January 1 of each fifth year thereafter during the term of this Lease, the Basic Rental set forth in Section (a) of this Article shall be changed to an amount that bears the same relationship to the original Basic Rental of $30,000 per month which the Consumer Price Index for All Urban Consumers for Los Angeles-Long Beach-Anaheim published monthly by the United States Department of Labor (the "Index") for the month of September prior to the month in which said adjustment occurs bears to the Index for September, 1979; provided, however, that in no event shall the rent be reduced below the original Basic Rental of $30,000 per month; and provided further that in no event shall the Basic Rental be increased by more than 10% per year for each year between commencement of this Lease and the date of such adjustment. If the Index is no longer published at the adjustment rate, the determination of the adjustment to the Basic Rental shall be made by reference to conversion tables, if any, included in any new index published by the United States Government in replacement of the Index, or if no such conversion tables exist, the parties shall agree upon another source of information to determine changes in purchasing power, or if they are unable to agree, such source of information shall be deter-

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mined by arbitration pursuant to the provisions of the California Code of
Civil Procedure or other applicable law.

          (c) On January 1, 2002, and upon January 1 of each fifth year thereafter during the term of this Lease, at the request of either party made by written notice to the other party not less than six months prior to such date, the Premises shall be appraised to determine the fair rental value thereof. If the fair rental value so determined is within 20% of the Basic Rental as adjusted in Section (b) of this Article, such Basic Rental as adjusted shall be the rent then payable. If the fair rental value determined by such appraisal differs from such Basic Rental as adjusted in Section (b) by 20% or more of such Basic Rental as adjusted, such fair rental value determined by appraisal shall be the rent then payable; provided, however, that in no event shall the rent be reduced below the original Basic Rental of $30,000 per month.

          If either party requests appraisal, Landlord and Tenant shall endeavor to agree upon a single appraiser to make the appraisal. If they are unable to so agree, within sixty days following the date of request for appraisal each party shall appoint one appraiser, the two appointed shall appoint a third, and the fair rental value of the property shall be deemed to be the arithmetic mean of the fair rental values determined by each of the three appraisers. All fees and expenses of the appraisers shall be paid by the

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party requesting the appraisal. All appraisers shall be professional real estate appraisers having offices in the City of San Diego.

          (d) In the event that the rent is determined to be the fair rental value by appraisal pursuant to Section (c) above, then on any subsequent date on which the rent is to be adjusted, if no appraisal is then requested, the rent shall be the Basic Rental as adjusted in Section (b) of this Article, except that the following changes shall be made in the formula for adjustment provided in Section (b): (i) the most recent rental determined by appraisal as the fair rental value of the Premises shall be deemed the "Basic Rental" for purposes of adjustment, and (ii) the Index for the month of September prior to the month in which such most recent rental by appraisal became effective shall be substituted for the Index of September, 1979.

          (e) For purposes of Section (c) of this Article, so long as the Garage remains in existence without major changes in its dimensions or structure, the fair rental value of the Premises shall be determined by considering the value of the Land and Garage and by considering only uses for which the Garage is suitable. In the event the Garage is either voluntarily demolished or major changes are made in its dimensions or structure, the fair rental value of the Premises thereafter shall be whichever of the following is the greater:

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               (i)  the fair rental value of the Land valued at its highest and best use, but without regard to any Improvements; or

               (ii) what would be the then fair rental value of the Land and the Garage, if the Garage still existed upon the Land and were maintained in the condition of repair required by the terms of this Lease, considering only uses for which the Garage would be suitable.

          In the event the Garage is involuntarily demolished, then the fair rental value of the Premises thereafter shall be the fair rental value of the Land valued at its highest and best use, but without regard to any Improvements, plus, in the event a building substantially similar in size and use to the Garage is constructed upon the Land from the proceeds of insurance required to be maintained pursuant to the terms of this Lease, or condemnation proceeds or award, the fair rental value of the building so constructed.

          The term "involuntarily demolished" shall mean the destruction, seizure, requisition, or condemnation of the Garage or the destruction of the Garage under threat or imminence of requisition or condemnation, whether such condemnation would constitute the exercise of eminent domain or otherwise.


                                  ARTICLE IV

                             UTILITIES AND TAXES

          (a) It is the intention of this Lease that the

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rent to be paid hereunder by Tenant shall be absolutely net to Landlord, without any deduction or expense whatsoever to Landlord. Tenant agrees to pay, before the same shall become delinquent, all charges for gas, electricity, heat, light, power, sewerage, water, telephone and other similar or dissimilar public services or commodities furnished to the Premises during the term of this Lease, including all installation, connection and disconnection charges. Tenant further agrees to pay before the same become delinquent, all taxes and assessments of whatsoever kind or nature which may be imposed upon the Premises or any improvements, facilities or personal property thereon, including all so-called special assessments, and every other charge, lien or expense accruing or payable during the term of this Lease in connection with the Premises, and also all taxes, licenses, fees or charges on account of any use which may be made of the Premises or any activity thereon during the term hereof. Tenant may pay taxes or assessments in installments when allowed by applicable laws. Promptly on demand by Landlord, Tenant agrees to furnish to Landlord for its inspection official receipts of the appropriate taxing authority, or other proof satisfactory to Landlord, evidencing the payment of any assessment or charge required to be paid by Tenant. If at any time during the term of this Lease any tax or excise on rent or other tax, however described, is levied or assessed by the State of California or any other political entity against Landlord specifically on account of rent reserved hereunder, Tenant likewise shall pay and discharge such tax or excise to the extent that it is assessed or imposed as a direct result of Landlord's ownership of the Premises or of rentals accruing under this Lease, but this provision shall not be construed in such manner as to require Tenant to pay any net income tax of Landlord as income taxes are understood at the time of execution hereof. If any special tax or assessment is at any time levied on parking spaces or facilities, Tenant shall pay it. All taxes or assessments for any fraction of a tax fiscal year at the beginning or end of the term hereof, as the same may be extended or renewed, shall be appropriately prorated between the parties.

          (b) Tenant shall have the right to dispute in good faith the legality or amount of any tax or assessment by appropriate legal proceedings, provided that Tenant shall pay such tax or assessment promptly upon a final determination of the legality or amount thereof, shall protect Landlord and the Premises against any sale for non-payment thereof, and shall, unless the proceedings operate to prevent a sale of the Premises or Tenant otherwise prevents a sale of the Premises, furnish to Landlord on demand such bond or other security as Landlord may require in an amount not exceeding the total amount of the tax or assessment in dispute, plus all reasonably foreseeable interest and penalties thereon. Landlord shall, upon written request of

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Tenant, join in any such proceedings if such joinder is necessary, provided
Tenant indemnifies Landlord against all expenses incurred in the proceedings.

          If, except as provided in the foregoing paragraph hereof, Tenant shall fail to pay before delinquency any amount required hereby to be paid by Tenant, Landlord may, but shall not be required to, pay the same together with any and all interest and penalties, in which case the amount so paid by Landlord together with interest thereon at the rate of 10% per annum shall be immediately due and payable by Tenant to Landlord as additional rent hereunder. The certificate, advice or bill of the public official designated by law to make or issue the same or receive payment of any tax, assessment or charge shall be prima facie evidence as between Landlord and Tenant that such tax, assessment or charge is due and unpaid at the time of the making or issuance of such certificate, advice or bill.


                                  ARTICLE V

                                      USE

          (a) Tenant shall have the right to use the Premises for any lawful purpose which is not inconsistent with applicable zoning, or in violation of any covenants or restrictions of record on the date hereof pertaining to the use of the Premises. Tenant agrees not to do or suffer any affirmative or permissive waste upon the property nor to use nor permit to be used any part of the Premises for any dangerous, noxious, unlawful or offensive trade or business and will not cause, maintain or permit any nuisance in, at, or on the Premises.

          (b) Tenant shall have the right to contest by appropriate proceedings diligently conducted in good faith, in the name of Tenant or Landlord or both, without cost or expense to Landlord, the validity or application of any law, ordinance, order, rule, or regulation of the nature referred to in this Article. If compliance with any such law, ordinance, order, rule, or regulation may legally be delayed pending the prosecution of any such proceeding without the incurrence of any lien, charge or liability of any kind against the Premises or Tenant's interest therein and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure so to comply therewith, Tenant may delay compliance therewith until the final determination of such proceeding. Even if such lien, charge or civil liability would be incurred by reason of any such delay, Tenant may, with the prior written consent of Landlord, contest as aforesaid and delay as aforesaid, provided that such contest or delay does not subject Landlord to criminal liability, damages or expense and provided that Tenant (i) furnishes to Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of such contest or delay, and (ii) prosecutes the contest with due diligence.

          (c) Landlord shall not be required to join in any proceedings referred to in this Article unless the provisions of any applicable law, rule or regulation at the time in effect shall require that such proceeding be brought by and/or in the name of Landlord, in which event Landlord shall join in the proceedings or permit the same to be brought in its name if Tenant shall pay all expenses in connection therewith. Tenant may delegate the right to bring any such proceeding to any person or entity having an interest in the Leased Premises or any part thereof.


                                  ARTICLE VI

                           MAINTENANCE OF PREMISES

          Tenant agrees that it will, at its own expense throughout the entire term of this Lease, maintain the Premises and all Improvements in a clean, safe, sanitary and sightly condition and in good repair. Tenant further agrees to make at its own expense any and all additions, alterations or changes in the Premises or the Improvements which may at any time be required by any lawful authority. Tenant agrees that no destruction of or damage to any Improvements shall cause the termination of this Lease or give Tenant any right to terminate this Lease. Tenant waives any and all rights provided by law entitling it to make repairs at the expense of Landlord, or to deduct the cost of repairs from rent.

                                 ARTICLE VII

                         IMPROVEMENTS AND ALTERATIONS

          Tenant shall not have the right to make any improvements to or alterations of the Premises which would materially change the usability or structure of the Premises without the prior written consent of Landlord, which will not be withheld unreasonably. Landlord shall be deemed to have consented to any changes, alterations or new Improvements as to which Landlord does not object by written notice to Tenant within thirty (30) days after plans depicting such work in reasonable detail have been delivered to Landlord. Landlord's consent shall not be required for any changes, alterations or new Improvements which are required by any governmental authority having jurisdiction over the Premises. It is specifically understood that Tenant will be providing connections between the Garage and an office complex Tenant proposes to construct on adjacent premises, and improving the appearance of the Garage. It is also recognized that, during the term of this Lease, the Garage may become obsolete and require replacement.

          In the event that with Landlord's consent, Tenant undertakes to make any changes, alterations or new Improvements, the following terms and conditions shall apply:

          (a) Tenant agrees to notify Landlord in writing of its intention to perform any work upon the Premises, specifying the intended commencement date thereof, in order to enable Landlord to post notices of nonresponsibility, in any case in which the total cost of the work to be performed, including all related contracts, amounts to $25,000 or more.

          (b) In the case of any work, including all related contracts, the total cost of which can reasonably be expected to exceed $25,000, before commencing such work Tenant shall (if requested in writing at such time to do so) furnish Landlord, without cost to Landlord, an indemnity bond issued by a recognized and reputable bonding corporation doing business in the State of California, guaranteeing completion of such work and indemnifying Landlord against the cost thereof, and against any and all liens or liability in connection therewith, which bond shall be in a face amount not less than the estimated cost of all such work.

          (c) Tenant shall cause all work to be performed in a good, workmanlike and first class manner and in accordance with all applicable laws and regulations, shall obtain all necessary permits before commencing or permitting the commencing of any work (and Landlord shall join in the application for such permits or authorizations whenever such action is necessary, provided, however, that Landlord shall incur no liability or expense in connection therewith).

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

Tenant shall protect the adjacent property against damage resulting from the performance of any work, and shall indemnify and hold Landlord and the leased premises harmless against any and all liens or liability in any way arising out of the performance of work or the furnishing of labor, skill, materials or power in connection therewith. Tenant shall have the right to contest any claim of lien in good faith by appropriate judicial or arbitration proceedings, provided that Tenant protects the Premises against foreclosure thereof or sale thereunder, pays any amount finally determined to be due promptly upon such final determination being made, and provides Landlord, during the time that Tenant is contesting such claim, with an indemnity bond or other security satisfactory to Landlord in an amount not less than 150% of the claim. If Tenant shall fail to perform as required in this Section, Landlord may, but shall not be required to, pay the amount of any such lien or claim together with any and all interest, costs and penalties in connection therewith, and the amount so paid with interest at 10% per annum shall become immediately due and payable by Tenant to Landlord as additional rent hereunder.

          (d) Any and all Improvements at any time constructed or placed on the Premises shall be so designed and constructed that they are capable of being operated and used for their intended purpose independently of any other premises. They shall contain independent electrical, water, sewerage, and heating, shall have their own entrances, halls, and stairs, and shall have their own adequate access to public streets or highways. This provision shall not be construed to prohibit physical connection of Improvements on the Premises with improvements on other premises, provided such connections are of a type that can be closed off or severed at minimum expense. Upon any termination of this Lease, Tenant shall, on demand of Landlord, close off or sever any such connections. If Tenant fails to do so on demand, Landlord may do so and the cost thereof with interest at 10% per annum shall be immediately due and payable by Tenant to Landlord.

          The provisions of this Section (d) shall not apply to that portion of Lot I of Block 20 of the Premises which lies westerly of the outside wall of the spiral automobile downramp structure now existing on such Lot I, and Tenant may remove (and Landlord hereby consents to such removal of) the one-story automobile parking structure now existing on such Lot I, and construct a portion of a larger building in such area.

          (e) Tenant shall have title during the term of this Lease to all Improvements made by it. All Improvements located on the Premises at the expiration or prior termination of the term hereof, to the extent they do not already belong to Landlord shall automatically at that time be and become the property of Landlord without the payment of any consideration therefor, and without the necessity of any bill of sale.


                                 ARTICLE VIII

                    ENCUMBRANCE OR CONVEYANCE BY LANDLORD

          Landlord may encumber or convey the Premises or its interest in this Lease at any time, but such encumbrance or conveyance shall be subject to the leasehold estate of Tenant created hereby.

          In the event that Landlord shall decide to sell the Premises to an unrelated third party, or shall receive an acceptable, bona fide offer to purchase the Premises from an unrelated third party, Landlord shall notify Tenant of that fact, specifying the name of the prospective purchaser, if known, and the price and terms. Tenant shall have the right for a period of thirty days following receipt of such notice to elect to purchase the Premises at the price and on the terms specified in such notice. If Tenant does not exercise such option, Landlord may sell the Premises at any time within one year thereafter at a price and on terms and conditions not more favorable to the purchaser than those specified in such notice. If the price or terms are modified in a manner favorable to the purchaser, Landlord shall notify Tenant in writing of such modification and the modified price and terms, and Tenant shall have a period of three business days after receipt of such notice in which to elect to purchase the Premises at such modified price and terms. If Tenant does not notify Landlord of its election to purchase within said three days, Landlord may proceed to sell the Premises at the modified price and terms.


                                  ARTICLE IX

                          INDEMNIFICATION INSURANCE

          This Lease is made upon the express condition that Landlord is to be free from all liability and claims for damages by reason of any injury to any person or persons, including Tenant, or property of any kind whatsoever and to whomsoever belonging, including Tenant's property, from any cause or causes whatsoever, in, upon, or in any way connected with the Premises or the sidewalks, streets, alleys, parking lots, and premises adjacent thereto or the use or occupancy thereof during the term of this Lease or any extension hereof or any occupancy hereunder, Tenant hereby covenanting and agreeing to indemnify and save harmless Landlord from all liability, loss, cost and obligations on account of or arising out of any such injuries or losses, however occurring. Notwithstanding the foregoing, Tenant shall not be obligated to indemnify Landlord against the results of wrongful acts or omissions of Landlord or Landlord's employees or agents. Tenant agrees to take out and keep in force during the term hereof, without expense to Landlord, insurance in the name of Tenant naming Landlord as an additional assured against any liability for injury to or death of persons resulting from any occurrence in or about the Premises in an amount not less than $1,000,000 to indemnify against the claim of one or more persons and not less than $100,000 for damage to property, or such greater amounts as may from time to time be customary with respect to similar properties in the same area. True copies of said policies or certificates thereof showing the premium thereon to have been paid shall be delivered to Landlord upon request. All such policies shall provide that they shall not be cancellable by the insurer without first giving at least fifteen days written notice to Landlord. In the event Tenant fails to procure and keep in force such insurance, Landlord may procure it, and the cost thereof with interest at 10% per annum shall be payable immediately by Tenant to Landlord as additional rent. In the event that the beneficiary of any deed of trust at any time constituting a lien upon the Premises shall require that it be named as an additional assured upon any such insurance policy, Tenant shall cause said beneficiary to be so named and furnish said beneficiary with evidence thereof. Any insurance required by this Article or by Article X may be provided by a blanket policy.


                                  ARTICLE X

                  FIRE INSURANCE AND DESTRUCTION OF PREMISES

          Tenant agrees, at Tenant's own expense, to maintain in full force and effect throughout the entire term of this Lease, fire insurance with broad form coverage or such other broader coverage as may from time to time be customary, on the Improvements with insurance companies licensed to do business in the State of California. Such insurance shall be in a face amount equal to the full replacement cost of the Improvements. In the event Tenant at any time fails to procure such insurance or to maintain it in effect, Landlord shall have the right, but shall not be obligated, to procure such insurance and the cost thereof, together with interest thereon at 10% per annum, shall be paid by Tenant to Landlord as additional rent hereunder on the first day of the month next following.

          All policies of fire insurance shall be payable to a bank or trust company doing business in the County of San Diego agreed upon by the parties, or if the parties fail to agree, to Bank of America National Trust and Savings Association.

          In the event of any damage to or destruction of the Improvements, Tenant promptly shall repair, restore or replace the same so that after such repair, restoration, or replacement, the Improvements are not less valuable than immediately prior to such damage or destruction. Tenant shall be entitled to have any insurance proceeds held in trust and disbursed as progress payments as the work of repair, restoration or replacement progresses, to be used solely for paying for such work, and upon completion of such work, free and clear of liens, any remaining balance of the insurance proceeds shall be paid to Tenant. The provisions of Article VII hereof shall be applicable to all work done pursuant to this Article.

          Notwithstanding the foregoing, if the Improvements are damaged or destroyed by casualty occurring during the last twenty years of the term of this Lease to such an extent that the cost of repairing, replacing or restoring the same would amount to 25% or more of the fair market value of the Improvements immediately prior to such damage or destruction, then Tenant may terminate this Lease at its option by giving written notice thereof to Landlord not later than 60 days after the occurrence of such damage or destruction; provided that, if any Leasehold Mortgage is then in effect with respect to the Premises, the written consent of the Leasehold Mortgagee shall be required as a condition to the effectiveness of such termination. In the event Tenant exercises this option, with the consent of the Leasehold Mortgagee, the entire insurance proceeds shall be paid to and belong to Landlord. Unless this Lease is so terminated, there shall be no reduction or abatement of rent by reason of damage or destruction.

          If at any time during the term of this Lease, the Improvements (including the Garage) existing at the commencement of the term hereof are replaced by new Improvements, and such new Improvements are damaged or destroyed by casualty, the proceeds of insurance on such new Improvements may be made available, to the extent necessary for the purpose, for application as a payment on any obligation secured by a Leasehold Mortgage, and, to that extent, need not be paid or disbursed in the manner provided in this Article X.

          As to any insurance at any time maintained by Tenant under this Lease, any Leasehold Mortgagee may be named as an additional insured so long as proceeds from any policies covering damage to the Premises are made available for repairing or restoring the Improvements on the Premises in accordance with Tenant's obligations under this lease.

          Any Leasehold Mortgagee may be named in a lender's loss payable endorsement (Form 43BFU-NS or equivalent) as to Tenant's interest under the policy and any Leasehold Mortgagee shall be entitled to require that any insurance proceeds in excess of the amount required for restoration or repair of the Premises and otherwise payable hereunder to Tenant be paid instead to such Leasehold Mortgagee to be applied in reduction of the loan secured by such Leasehold Mortgage.


                                  ARTICLE XI

                              DEFAULT BY TENANT

           Tenant agrees that if it defaults hereunder in the payment of rent and such default continues for a period

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

of ten days after written notice thereof, or if Tenant fails to faithfully perform or observe any other agreement or condition herein to be performed by Tenant, and if such default continues for a period of thirty days after written notice thereof (except in the case of a default which by its nature cannot be cured within said period, if Tenant fails to commence to cure the default within said period or fails thereafter to proceed with diligence to complete the cure), or if the Premises are vacated except for reasonable periods of time for construction of improvements or remodeling, or are abandoned, or if any proceedings are commenced by or for Tenant under any bankruptcy law, or if Tenant is adjudged insolvent by any court, or if Tenant makes an assignment for the benefit of creditors, or if Tenant enters a general extension agreement with creditors, or if Tenant's leasehold interest is sold under execution, then such events shall constitute a breach of this Lease and Landlord may, at Landlord's option, exercise any one or more of the rights available to a landlord under the laws of the State of California, consecutively or concurrently, including, without limitation, the right:

          (a) to terminate this Lease, immediately and without prior notice, and recover (i) the unpaid rent which had been earned at the time of termination, plus interest at 10% per annum thereon, (ii) the unpaid rent which would have been earned during the period from the date of termina-tion until the time of award, less such rental loss as Tenant proves could have been reasonably avoided during said period, plus interest at 10% per annum thereon, (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, said excess to be discounted by the rate specified in Section 1951.2(b) of the California Civil Code, and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom, including costs of litigation and attorneys' fees, cost of securing a new tenant, and costs of making the Premises ready for a new tenant. In the event of any termination, Landlord shall have the option, without notice or demand, to enter upon and repossess the Premises and remove any personal property of Tenant from the Premises and store it in any public warehouse at the risk and expense of Tenant. Tenant hereby waives all claims for damages which may be caused by the re-entry of Landlord and taking possession of the Premises or removing or storing the furniture and property as herein provided, and will save Landlord harmless from any loss, costs or damages occasioned Landlord thereby, and no such re-entry shall be considered or construed to be a forcible entry; or

          (b) to continue this Lease in full force and effect, including Tenant's right to possession and Landlord's right to collect rental as it becomes due, provided Landlord may, at Landlord's option, elect at any time thereafter while Tenant remains in default to terminate this Lease, and may without terminating this Lease, take any action necessary or appropriate, including entering upon the Premises, to cure any breach, in which event the reasonable costs to Landlord for such cure, including attorneys' fees, shall become immediately due and payable by Tenant as additional rental hereunder, and shall bear interest at the rate of 10% per annum. Any installment of rent or other payment which is not paid when due shall bear interest at the same rate until paid; and

          (c)  to seek such equitable or other relief as may be appropriate.

          It is specifically agreed that if, at any time during the term of this Lease, applicable laws grant or allow to Landlord other or greater remedies for default, Landlord shall be entitled to such other or greater remedies.


                                 ARTICLE XII

                                  NO MERGER

          No termination of this Lease shall cause a merger of the estates of Landlord and Tenant unless Landlord so elects, and any such termination shall, at the option of Landlord, either work a termination of any sublease then in effect or act as an assignment to Landlord of Tenant's interest in any such sublease.


                                 ARTICLE XIII

                                 CERTIFICATE

          Each party agrees at any time and from time to time within fifteen days after written request therefor to execute, verify and deliver to the other party a certificate that this Lease is unmodified and in full force and effect (or if modified, stating the modifications and that it is in full force and effect as so modified), stating the current rate of rent, stating the date to which rent has been paid, stating whether or not Tenant is in default hereunder, and if Tenant is in default, stating in what particulars. It is intended that any such certificate may be relied upon by any prospective purchaser of the fee, any person contemplating accepting a lien on the property or leasehold as security, or any prospective assignee of this Lease. Landlord also shall deliver such a certificate if so requested by any Leasehold Mortgagee.


                                 ARTICLE XIV

                                EMINENT DOMAIN

          (a)  In the event of a partial taking of the

Premises in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, where the extent of such taking is such that the portion of the Premises remaining is not unsuitable for Tenant's use, then in such event this Lease shall continue in full force and effect notwithstanding such taking; provided, however, that if the portion remaining is not suitable for Tenant's use, Tenant may terminate this Lease within thirty days thereafter by giving written notice thereof to Landlord. In the event that Tenant terminates this Lease on such thirty days' notice by reason of such taking, the award therefor shall be distributed as provided in Section (b) below. In the event that the use or occupancy of the Premises or any part thereof shall be temporarily requisitioned by any governmental authority, civil or military, then in such event this Lease shall continue in full force and effect notwithstanding such requisition. Tenant shall after any such partial taking not involving the termination of this Lease or any such requisition and at its expense, repair and restore any damage caused by any such taking or requisition in conformity with the requirements of this Lease so that after the completion of such restoration the Premises shall be, as nearly as possible, in a condition as good as the condition thereof immediately prior to such taking or requisition. In the event of any such partial taking the net award therefor after deduction of costs, fees and expenses incurred by Landlord, Tenant and any Leasehold Mortgagee in the collection thereof shall be deposited with the Leasehold Mortgagee, if any, or, if none, with Landlord. The Leasehold Mortgagee or Landlord, as the case may be, shall then make available to Tenant so much of said award as is necessary to effect such restoration. Upon completion of such restoration, the balance, if any, of the award then remaining shall be payable as follows in the following priority:

          (i) In the event the judgment, order or decree entered in the condemnation proceedings shall make separate awards to Landlord and Tenant as compensation for the taking or requisition of their respective interests, then

               (A)  first to Landlord up to the amount of its separate award;
     and

               (B) any amount remaining to Tenant (subject to the terms of any Leasehold Mortgage), less, however, the amount of any indebtedness then owing by Tenant to Landlord under the provisions of this Lease. Such separate awards as determined shall be conclusive and binding upon Landlord and Tenant and any person claiming by, through or under either of them.

          (ii) In the event, however, that there shall be a single lump sum award for the respective interests of Tenant and Landlord taken or requisitioned as aforesaid, without allocation between the respective interests of Landlord and Tenant, then

               (A) first to Landlord as compensation for its entire interest thus taken or requisitioned, the sum equal to the value of its interest in the Premises as encumbered by this Lease to be determined by Landlord and Tenant with respect to all relevant facts existing at the time of such taking or requisition. If Landlord and Tenant cannot agree on such value, the value shall be determined by appraisers who shall be experienced in appraising property in San Diego County, California. Landlord and Tenant shall each appoint one appraiser and the two appraisers so appointed shall appoint a third. The determination of a majority of the appraisers shall be binding; and

               (B) any amount remaining to Tenant (subject to the terms of any Leasehold Mortgage), less, however, the amount of any indebtedness then owing by Tenant to Landlord under the provisions of this Lease.

If, as a result of such taking the interior area of the Garage or such other Improvements which may have replaced the Garage shall be reduced, then in such event, after restoration, the monthly Basic Rental reserved hereunder shall be reduced by the same ratio as the reduction in such interior area resulting from such taking. In the event of any temporary requisition, Tenant shall be entitled to receive the entire net award payable by reason of such temporary requisition. If the cost of any repairs required to be made by Tenant pursuant to this Article shall exceed the amount of the net award, the deficiency shall be paid by Tenant. No payments shall be made to Tenant pursuant to this Article if any default shall have happened and be continuing under this Lease unless and until such default shall have been cured or removed.

          (b) In the event of a total taking of the Premises, then this Lease shall terminate as of the date of such taking. In such event, and in the event this Lease is terminated on thirty days' notice from Tenant to Landlord upon a partial taking as provided in Section (a) above, the net award after deduction of costs, fees and expenses incurred by Landlord, Tenant and any Leasehold Mortgagee in the collection thereof, shall be payable in the same manner and priority as provided in subsections (a)(i) and (a)(ii) of Section (a) above.

          (c) For the purposes of this Article, all amounts paid pursuant to any agreement with any condemning authority which has been made in settlement of or under threat of any condemnation or other eminent domain proceeding affecting the Premises shall be deemed to constitute an award made in such proceeding.

          (d) In the event that Tenant's interest under this Lease is subject to a Leasehold Mortgage, all amounts payable to Tenant pursuant to this Article shall be paid to the Leasehold Mortgagee to be applied by the Leasehold Mortgagee in accordance with the Leasehold Mortgage. Such

Leasehold Mortgagee shall have the right to participate in any condemnation proceeding affecting the Premises.


                                  ARTICLE XV

                                  LITIGATION

          If Landlord is made a party without Landlord's fault to any litigation brought by or against Tenant, Tenant agrees to pay Landlord's costs, expenses and reasonable attorneys' fees. In the event of any litigation between the parties hereto, the prevailing party in such litigation shall be entitled to recover from the other party its costs, expenses and reasonable attorneys' fees therein incurred.


                                 ARTICLE XVI

                          SUBLETTING AND ASSIGNMENT

          Tenant shall have the right to sublet all or any portion of the Premises for periods not extending beyond the final expiration of this Lease. Tenant shall not have the right to assign this Lease or any interest herein without the prior written consent of Landlord, which will not be withheld unreasonably upon a showing that the proposed assignee has adequate financial strength to perform its obligations hereunder and assumes and agrees in writing with Landlord to be bound by this Lease. No assignment shall relieve Tenant of any obligations hereunder unless Landlord expressly shall so agree in writing. No consent to any assignment shall constitute a waiver of this provision or a consent to any other assignment. Neither this Lease nor any interest herein shall be assignable, except as expressly provided hereinabove and in Article XXIV, whether by act of law, including bankruptcy, both voluntary and involuntary, or otherwise, and no Trustee, Sheriff, creditor or purchaser at any judicial sale, or any officer of any court or receiver shall acquire any right under this Lease or to the possession or use of the Premises or any part thereof without the prior written consent of Landlord. Any violations of the terms of this Article shall, at the option of Landlord, be deemed a breach of this Lease.


                                 ARTICLE XVII

                            LANDLORD'S RIGHT OF ENTRY

          Landlord and Landlord's agents may enter upon the Premises at any reasonable time to post such notices as Landlord may deem necessary to exempt Landlord and Landlord's title from responsibility on account of any work done by or for Tenant upon or in connection with the Premises, or to inspect and examine the Premises and see that the covenants hereof are being kept and performed, and to exhibit the Premises to prospective purchasers thereof or lenders.

                                ARTICLE XVIII

                              WAIVER BY LANDLORD

          Any waiver by Landlord of any breach of any one or more of the terms, covenants or conditions of this Lease shall not be a waiver of any subsequent or other breach of the same or of any other term, covenant or condition of this Lease nor shall any failure of Landlord to require or exact full and complete compliance with any of the terms, covenants or conditions of this Lease be construed as changing the terms hereof, or estop Landlord from enforcing the full provisions hereof, nor shall the terms of this Lease be changed or altered in any way whatsoever other than by written agreement. All remedies herein provided are cumulative, and in addition to any others granted by law.

                                 ARTICLE XIX

                                    NOTICE

          Notice or demand hereunder from Landlord to Tenant shall be mailed, registered or certified mail, postage prepaid, addressed to Tenant at 17991 Fitch, Irvine, California 92714, or such other address as Tenant shall have specified by written notice to Landlord. Notice or demand hereunder from Tenant to Landlord may be mailed, registered or certified mail, postage prepaid, addressed to Landlord at 770 "B" Street, Suite 207, San Diego, California 92101, or at such other address as Landlord shall have specified by written notice to Tenant.

                                  ARTICLE XX

                      SURRENDER OF POSSESSION BY TENANT

          Tenant agrees, upon the expiration or termination of this Lease, peaceably to yield up and surrender the Premises in good order, condition and repair, except for reasonable wear and tear. Tenant hereby waives notice to quit or vacate. If Tenant shall hold over after the expiration of this Lease for any cause with the consent of Landlord, such holding over shall be deemed a tenancy from month to month only, otherwise upon the same terms, conditions and provisions as contained in this Lease and the rent for such period of holding over shall be prorated on a monthly basis and paid in advance.


                                 ARTICLE XXI

                             MEMORANDUM OF LEASE

          At the request of either party, the parties shall execute all instruments and documents and take all acts and actions necessary or required in order to permit this Lease, or a memorandum of Lease with respect thereto, to be recorded in the office of the San Diego County Recorder. Upon any termination of this Lease, or upon its expiration, Tenant shall execute, acknowledge and deliver to Landlord a quitclaim deed or other recordable document evidencing the termination of Tenant's interest in the Premises.

                                 ARTICLE XXII

                               EXISTING TENANCIES

          On the date of execution of this Lease, portions of the ground floor of the Garage are leased by Landlord to commercial tenants. A complete list as of such date of all leases, tenancies, rental agreements, and concession agreements affecting the Premises is attached hereto as Exhibit A, each of which Landlord warrants will be subordinate to the Lease. Landlord hereby assigns to Tenant all of Landlord's right, title and interest upon the commencement of this Lease, in and to all of such leases, tenancies, rental agreements and concession agreements. Rent from such leases shall be prorated between the parties as of the commencement date of this Lease. Percentage rental based upon sales of tenants under such leases, if calculated or averaged over a period extending beyond the commencement date of this Lease, shall be prorated between the parties on the basis of the respective number of days in the period on the basis of which percentage rent is calculated falling before or after the commencement date of this Lease.

                                ARTICLE XXIII

                              PARKING OPERATIONS

          Landlord is in the business of operating parking facilities and is affiliated with other operators of parking facilities. The parties hereby agree that Landlord or another person or entity designated by Landlord ("Landlord's designee") shall be the operator of the parking facility located upon the Premises throughout the term of this Lease so long as:

          (a)  A parking facility is operated on the Premises;

          (b) Landlord or Landlord's designee is a professional operator of parking facilities in the City of San Diego;

          (c) Landlord or Landlord's designee performs its functions as parking facility operator in a manner consistent with good professional practices as they exist from time to time and are commonly applied in other major parking facilities in the downtown San Diego area;

          (d) Landlord or Landlord's designee is willing to contract to operate such facility on a financial basis which is competitive (within 10% of customary charges of responsible and comparable operators) with that which other reputable operators of major parking facilities in the City of San Diego would be willing to accept;

          (e) Landlord or Landlord's designee shall have entered into a management agreement with Tenant which is reasonably acceptable to Tenant (the "Management Agreement") providing for operation of such parking facility and there shall be no default thereunder; and

          (f) Tenant shall have the right and power to establish the operating policies pursuant to the Management Agreement to be followed by Landlord or its designee in the operation of the parking facility including, but not limited to, the hours of operation, the types of parking, i.e. transient, daily, weekly or monthly, and the parking rates, including the right to designate all or any portion of the parking spaces for the exclusive use of the tenants in the building to be constructed on adjacent premises, with or without cost therefor.

          At the commencement of the term of this Lease, the Management Agreement shall provide for a management fee of $1,250 per month. The operator may use, rent free, the offices at 1111 Seventh Avenue.

          Landlord names Ace Auto Parks, Inc., a California corporation, as Landlord's designee. Landlord may change such designation by written notice to Tenant, but no change of designation shall be effective earlier than the earliest date thereafter on which Tenant is entitled to terminate the Management Agreement then in effect, pursuant to the terms of such Management Agreement.

          In the event of default by Landlord or Landlord's designee under the Management Agreement, Tenant shall have the right to dismiss Landlord or Landlord's designee as operator of the parking facility located on the Premises. If for any reason Landlord or Landlord's designee shall no longer be the operator of such parking facility, the leasehold estate of Tenant created by this Lease shall not thereby be impaired or affected; and the terms and provisions of this Lease shall continue in full force and effect notwithstanding the fact that Landlord or Landlord's designee shall no longer be the operator of such parking facility for any reason.


                                 ARTICLE XXIV

                              LEASEHOLD MORTGAGE

          Tenant shall have the right without Landlord's prior consent to encumber this Lease and Tenant's leasehold interest in the Premises in any manner consistent with the leasehold estate created hereby. Any such encumbrance, whether by mortgage, deed of trust, assignment of lease, or otherwise, is referred to herein as a "Leasehold Mortgage" and the party granted security thereby is referred to herein as a "Leasehold Mortgagee." No Leasehold Mortgage shall create a lien upon the fee of the Premises or upon Landlord's interest therein. It is agreed between Landlord and Tenant, in the event any Leasehold Mortgage is given by Tenant, as follows:

          (i) If Tenant or any Leasehold Mortgagee shall have delivered to Landlord prior written notice of the address of any Leasehold Mortgagee, Landlord will mail to the Leasehold Mortgagee a copy of any notice or other communication from Landlord to Tenant under this Lease at the time of giving such notice or communication to Tenant, and no termination of this Lease, or of Tenant's right to possession of the Premises or any reletting of the Premises by Landlord predicated on the giving of such notice, shall be effective unless Landlord gives to the Leasehold Mortgagee written notice, or a copy of its notice to Tenant, of such termination at the time of service of such notice upon Tenant.

          (ii) In the event of any default by Tenant under any of the provisions of this Lease, the Leasehold Mortgagee will have the same grace period as is given Tenant for remedying such default or causing it to be remedied, plus, in each case, an additional period of 60 days after the expiration thereof or after Landlord has served notice, or a copy of its notice to Tenant, of such default upon the Leasehold Mortgagee, whichever is later.

          (iii) In the event Tenant defaults under any of the provisions of the Lease, irrespective of whether the same consists of a failure to pay rent or a failure to do any other thing which Tenant is required to do hereunder, the Leasehold Mortgagee, without prejudice to any of its rights against Tenant, shall have the right to cure such default hereunder within the applicable grace period provided for in the preceding subparagraph (ii), and Landlord shall accept such performance on the part of the Leasehold Mortgagee as though the same has been performed by Tenant; and for such purpose Landlord and Tenant hereby authorize the Leasehold Mortgagee to enter upon the Leased Premises and to exercise any of Tenant's rights and powers under this Lease.

          (iv) The term "Incurable Default" as used herein means a default which cannot reasonably be cured by a Leasehold Mortgagee by the payment of money or within the time period allowed for the cure of such default. The term "Curable Default" means any default under this Lease which is not an Incurable Default. In the event of any Curable Default by Tenant under any of the provisions of this Lease and if prior to the expiration of the applicable grace period the Leasehold Mortgagee shall give Landlord written notice that it intends to undertake the curing of such default, or to cause the same to be cured, or to exercise it's rights to acquire the interest of Tenant in the Lease by foreclosure or otherwise, and shall immediately commence and then proceed with all due diligence to do so, whether by performance on behalf of Tenant of its obligations under this Lease or by entry on the Premises by foreclosure or otherwise, then Landlord will not terminate or take any action to effect a termination of this Lease or reenter, take possession of or relet the Premises or otherwise enforce performance of this Lease so long as the Leasehold Mortgagee is with all due diligence and in good faith engaged in effecting such foreclosure or in the curing of such default and so long as any monetary defaults are cured by the Leasehold Mortgagee in the event of such foreclosure; provided that the Leasehold Mortgagee shall not be required to continue such possession or continue such foreclosure proceedings after such default is cured. Nothing herein shall preclude Landlord from terminating this Lease with respect to any additional default which may occur during the aforesaid period of forbearance and is not remedied within the period of grace, if any, applicable to any such additional default.

          (v) In event of termination of this Lease by reason of an Incurable Default of Tenant hereunder or in the event Tenant's interest under this Lease shall be sold, assigned or transferred pursuant to the exercise of any remedy of the Leasehold Mortgagee, or pursuant to judicial proceedings, and in the event that within 30 days thereafter the Leasehold Mortgagee shall have paid, or arranged to the reasonable satisfaction of Landlord for the payment of, all rent and other charges which but for such termination would have become so due and payable from the date of such termination through the 60th day thereafter, and shall have arranged to the reasonable satisfaction of Landlord for the curing of any Curable Default on the part of Tenant, then Landlord, within 30 days after receiving a written request therefor given any time prior to such 60th day and upon payment of all expenses (including reasonable attorneys' fees), will execute and deliver to the Leasehold Mortgagee or its nominee or to the purchaser, assignee or transferee, as the case may be, a new lease of the Leased Premises. Such new lease shall be for a term equal to the remainder of the term of this Lease before giving effect to such termination, shall contain the same covenants, agreements, conditions and limitations as this Lease, and shall be subject only to encumbrances and other matters existing as of the date hereof and acts done or suffered by Tenant and such new lease shall have priority over matters occurring after the date hereof. Upon the execution and delivery of such new lease, the new tenant, in its own name or in the name of Landlord, may take all appropriate steps as may be necessary to remove Tenant from the

     Premises, but Landlord shall not be subjected to any liability for the payment of any fees (including counsel fees), costs or expenses in connection therewith. The new tenant shall pay all such fees, including reasonable counsel fees, costs and expenses or, on demand, make reimbursement therefor to Landlord. In such event the ownership of all Improvements shall be deemed to have been transferred directly to such transferee of Tenant's interest in this Lease and the provisions of Section (e) of Article VII hereof causing such Improvements to become the property of Landlord in the event of a termination of this Lease shall be ineffective as applied to any such termination.

          (vi) In the event a default under the Leasehold Mortgage shall have occurred, the Leasehold Mortgagee may exercise with respect to the Leased Premises any right, power or remedy under the Leasehold Mortgage which is not in conflict with any of the provisions of this Lease.

          (vii) There shall be no merger of the leasehold estate created under this Lease with the fee estate in the Leased Premises by reason of the fact that the leasehold estate may be held directly or indirectly by or for the account of any person who shall also hold the fee estate, or any interest in such fee estate, nor shall there be any such merger by reason of the fact that all or any part of the leasehold estate may be conveyed or mortgaged to a Leasehold Mortgagee who shall also hold the fee estate, or any part thereof, or the leasehold estate, or any part thereof, or any interest of Landlord or Tenant under this Lease.

          (viii) No acceptance by Landlord of a voluntary surrender of this Lease, or any amendment or modification of this Lease, shall be effective or binding unless the written consent of any Leasehold Mortgagee is first obtained. The exercise by Landlord of any right of termination pursuant to the terms of this Lease, however, shall not be deemed a "voluntary surrender," nor shall anything herein require that Landlord obtain the consent of any Leasehold Mortgagee before commencing any action or proceeding based upon a default hereunder by Tenant.

          (ix) Landlord hereby consents to the inclusion of a provision in the Leasehold Mortgage for the assignment of rents from subtenants of the Leased Premises to the Leasehold Mortgagee.

          (x) This Lease may be assigned by an assignment in lieu of foreclosure of a Leasehold Mortgage or pursuant to a foreclosure sale or sale pursuant to power of sale under a Leasehold Mortgage and may be further assigned by the assignee or purchaser without the prior consent of Landlord, provided the assignee assumes the Tenant's obligations under this Lease and an executed counterpart of such assumption is delivered to Landlord. If the Leasehold Mortgagee or any insurance company, bank or similar lending institution shall be the assignee of this Lease, its liability under such assumption agreement shall be limited to the period it is in possession or ownership of the leasehold estate created hereby, provided that the party to whom this Lease is assigned by the Leasehold Mortgagee or such insurance company, bank or lending institution executes and delivers to Landlord at the time of such assignment a like assumption agreement, but without limitation, as to duration of liability.


                                  ARTICLE XXV

                             LIABILITY OF PARTNERS

           Landlord agrees that no General Partner of Tenant shall have any personal or individual liability under this Lease for any rent accruing or other obligations falling due hereunder more than seven (7) years after the commencement of the term hereof. As to obligations accruing after that date, Landlord will look solely to the assets of Tenant, which Landlord understands initially will be a limited partnership.

          In the event of the death of any individual General Partner of Tenant prior to the expiration of said seven (7) years, Landlord agrees to waive as to that General Partner and his estate liability for rent accruing or other obligations falling due after the date of such death, provided that there are other General Partners then remaining liable under this Lease whose assets and income are sufficient in Landlord's reasonable opinion to provide reasonable security to Landlord for the payment of rent and performance of other obligations during the balance of said initial seven (7) year period, or such rent and other obligations are otherwise adequately secured.


                                 ARTICLE XXVI

                              OPTION TO PURCHASE

          At any time following the expiration of fifty (50) years from the commencement of the term hereof, provided Tenant is not then in default hereunder, Tenant shall have the right and option to purchase the Premises for the fair market value thereof. The option shall be exercised by Tenant giving to Landlord notice of desire to purchase. Upon the giving of such notice, the parties shall attempt in good faith to negotiate and agree upon the then fair market value of the property. The value shall be determined without considering the effect thereon of this Lease, and exclusive of the value of any structural improvements placed on the property by Tenant, except improvements at least 80% of the cost of which was paid with insurance proceeds or condemnation award or proceeds resulting from damage or taking of the Garage or other Improvement replacing the Garage.
In the event that, within ninety (90) days, they are unable to agree upon such value, they shall attempt to agree upon a single professional real estate appraiser to determine the value. If they are unable to so agree, they shall each appoint one professional real estate appraiser, and the two so appointed shall appoint a third, and each of the three shall determine what, in his opinion, is the then fair market value of the property. The arithmetic mean of the determinations of the said appraisers shall be deemed to be the fair market value of the property, and both Landlord and Tenant shall be notified of that fact. Within sixty (60) days after such notification, Tenant may give notice to Landlord that Tenant is unwilling to complete the purchase, in which event Tenant shall pay the entire cost of the appraisal, but otherwise the cost of the appraisal shall be borne equally by Landlord and Tenant. Unless Tenant so indicates its desire not to go forward, the parties shall proceed promptly with the opening of an escrow with a reputable escrow company doing business in San Diego, California, or otherwise shall take such action as is then customary in San Diego, California, for the consummation of the purchase.

The purchase price shall be paid in cash within ninety (90) days following the determination of the fair market value of the property as hereinabove set forth, unless the parties shall otherwise agree. Taxes and other items which are then customarily prorated shall be prorated, and the expenses of the escrow or other method of sale shall be divided between the parties in the manner which is then customary in San Diego, California. In the event that the parties are unable to agree on any of the matters which, other than value, are to be agreed upon between them or determined as is customary, such matters shall be subject to arbitration in the same manner as is provided for herein with respect to value.


                                ARTICLE XXVII

                             TIME OF THE ESSENCE

          Time is of the essence of each and all of the terms and conditions of this Lease. The provisions hereof shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns as fully and to the same extent as through specifically mentioned herein in each instance.


          IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

                                        METROPOLITAN GARAGES, INC.,
                                             Landlord


                                        By:
                                           -------------------------------------
                                                    President


                                        By:
                                           -------------------------------------
                                                    Secretary


                                        CROW PARKADE,
                                             Tenant


                                        By:
                                           -------------------------------------
                                                   General Partner

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Robert A.  Kendall, Esq.
RHODES, KENDALL & HARRINGTON
A Professional Law Corporation
4299 MacArthur Boulevard
Suite 105
Newport Beach, California 92660

WE HEREBY CERTIFY THAT THIS IS A FULL,
TRUE AND CORRECT COPY OF THE ORIGINAL
DOCUMENT AS THE SAME APPEARS IN THE
OFFICE OF THE COUNTY RECORDER OF
__________________ COUNTY, STATE OF
CALIFORNIA, RECORDED ON __________________
IN BOOK ________________ OF OFFICIAL RECORDS
AT PAGE ________________ SERIAL NO. _________________
                 SAFECO TITLE INSURANCE COMPANY
                 By
                    ------------------------------

- --------------------------------------------------------------------------------
                    (Above Space for Recorder's Use Only)

                         MEMORANDUM OF AMENDMENT AND
                            RESTATEMENT OF LEASE

          This Memorandum of Amendment and Restatement of Lease (this "Memorandum") is executed as of January 1, 1980, by Crow Parkade, a Texas limited partnership ("Tenant"), and Metropolitan Garages, Inc., a California corporation ("Landlord"), with respect to the land located in the City of San Diego, County of San Diego, State of California, described as follows:

               "Lots E, F, G, H and I in Block 20 of Horton's Addition in the City of San Diego, County of San Diego, State of California, according to map thereof made by L.L. Lockling on file in the office of the County Recorder of San Diego County,"

(the "Land"), and the parking garage now located thereon and all other buildings, structures and improvements now existing or hereafter constructed on the Land during the term of this Memorandum, and any addition, restoration or replacement of such parking garage and of any such buildings, structures and improvements (the "Improvements"), together with all easements, rights
and appurtenances in connection therewith or thereunto belonging.   The Land
and the Improvements together with all such easements, rights and appurtenances are referred herein collectively as the "Premises."

          This Memorandum is executed with respect to the following facts:

          A. On July 1, 1979, Landlord entered into a lease with M.H. Golden Construction Company, a California corporation ("Golden"), as tenant, with respect to the Premises. Such lease was recorded in the Office of the Recorder of San Diego County, California, on January 3, 1980, as
Document/File No. 80-001308.

          B. By instrument entitled "Assignment and First Amendment to Lease," executed on December 31, 1979, Golden assigned its rights and obligations under such lease to Tenant, Tenant accepted such assignment, and Landlord consented thereto and released Golden from liability, and such lease was amended to various particulars. Such Assignment and First Amendment to Lease was recorded January 3, 1980, in the office of the Recorder of San Diego County, California, as Document/File No. 80-001309.

          C. The term of such lease, as so amended and assigned, commenced January 1, 1980.

          D. The parties now desire to further amend the completely restate such lease, effective as of January 1, 1980.

          NOW, THEREFORE, such lease, as heretofore assigned and amended, is hereby further amended and restated in its entirety, effective as of January 1, 1980, by that certain unrecorded Amendment and Restatement of Lease dated January 1, 1980, (the "Lease"), which as of January 1, 1980, supersedes entirely such original lease and such Assignment and First Amendment to Lease:

          1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, for a term commencing January 1, 1980, and expiring at midnight December 31, 2076, upon the subject to all of the terms and conditions set forth in the Lease.

          2. Landlord hereby grants to Tenant the right and option to purchase the Premises, at any time following the expiration of 50 years from the commencement of the term hereof, upon and subject to the terms and conditions set forth in Article XXVI of the Lease.

          3. All of the terms and conditions of the Lease, including but not limited to the terms and conditions of Article XXVI, are incorporated herein by this reference.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the day and year first above written.

                                        METROPOLITAN GARAGES, INC.,
                                        Landlord

                                        By
                                           -------------------------------------
                                                 President

                                        By
                                           -------------------------------------
                                                 Secretary


                                       CROW PARKADE,
                                       Tenant

                                       By
                                           -------------------------------------
                                                 General Partner

STATE OF CALIFORNIA     )
                        )   ss.
COUNTY OF SAN DIEGO     )


     On JUNE 2, 1980, before me, the undersigned, a Notary Public in and for said State, personally appeared EVAN V. JONES, known to me to be the _____________ President, and SCOTT A. JONES, known to me to be the _____________ Secretary of the corporation that executed the within instrument, and known to me to be the persons who executed the within instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

     WITNESS my hand and official seal.

                                             /s/    Yvonne L. Carlson
                                           -------------------------------------
                                                 Notary Public in and for
                                                         said State

STATE OF CALIFORNIA      )
                         )  ss.
COUNTY OF ORANGE         )


     On MAY 20, 1980, before me, the undersigned, a Notary Public in and for said State, personally appeared DONALD RUSSELL, known to me to be a general partner of the partnership that executed the within instrument, and acknowledged to me that such partnership executed the same.

     WITNESS my hand and official seal.

                                             /s/    Culana M. Murray
                                           -------------------------------------
                                                 Notary Public in and for
                                                         said State